EXHIBIT 99.1

CHEMICAL FINANCIAL CORPORATION

ANNOUNCES LEADERSHIP REORGANIZATION

Realigns Executive and Senior Management Teams to Streamline Customer

Experience and Facilitate Succession Planning

Midland, MI April 20, 2015---Chemical Financial Corporation ("Chemical") (Nasdaq: CHFC) and its wholly-owned subsidiary, Chemical Bank, today announced a series of executive management and organizational structure changes, effective immediately:

•	Thomas W. Kohn, who served as Executive Vice President of Community Banking, was named Vice Chairman and a member of the Chemical Bank Board of Directors.
•	Leonardo "Len" A. Amat and Robert S. Rathbun were promoted to the newly created positions of Chief Operating Officer (COO). Mr. Amat, was previously Executive Vice President and Chief Risk Management Officer, and has been named Executive Vice President and COO - Business Operations, responsible for all business operations. Mr. Rathbun was named Executive Vice President and COO - Customer Experience, which includes oversight of the banks retail banking network, wealth management services and treasury management. Rathbun previously served as Regional President of Chemical's East Region
•	Lynn M. Kerber was promoted to Executive Vice President and Chief Risk Management Officer, succeeding Mr. Amat. She had been Executive Vice President and Regional President of Chemical's South Region.
•	Richard J. DeVries was named Regional President of Chemical’s South Region, succeeding Ms. Kerber. DeVries previously served as President and CEO of Monarch Community Bancorp, Inc., which Chemical acquired early in the second quarter of 2015.
•	Kenneth W. Johnson was named Executive Vice President and Regional President of Chemical's East Region, succeeding Mr. Rathbun. He previously served as Executive Vice President and Director of Bank Operations.

Chemical also announced that four additional executives will join its Senior Leadership Team, which is comprised of Chemical's executive officers, regional presidents and senior department heads. The following executives were added to the Senior Leadership Team:

•	Pavel Konecny, Senior Vice President and Senior Investment Officer;
•	Greg Meidt, Senior Vice President and Chief Information Officer;
•	Joseph Torrence, Senior Vice President and Director of Human Resources; and,
•	Chris Vieau, Senior Vice President and head of Business Excellence.

"Several key factors, including our Board's guidance on Company-wide succession planning, the success of our executive development rotation program and the significant growth we have experienced over the past two years, have driven the promotions and realignment announced today. Putting Len Amat and Bob Rathbun into newly created Chief Operating Officer positions will allow the Company to focus simultaneously on backroom infrastructure and customer facing market activities in support of our long term growth aspirations as Michigan's community bank of choice," said David B. Ramaker, Chairman, Chief Executive Officer and President, Chemical Financial Corporation.

"While each of the Chemical Bank executives involved in today’s realignment brings unique perspectives to their new responsibilities, they share a number of common traits. They are all highly-experienced, community-oriented, customer-driven bankers with the expertise and skill sets necessary to help Chemical identify and execute initiatives in support of our strategic growth priorities as we continue to create shareholder value," Ramaker added.

Mr. Kohn joined Chemical in 1981 through a bank acquisition and served in various capacities for the next five years, at which time he left the Company. He rejoined Chemical in 1991 as President of what would eventually become Chemical Bank-West, where from 2002 through 2005, he served as President, Chief Executive Officer and a director of Chemical Bank West. After the Chemical Bank-West entity was consolidated into Chemical Bank in 2006, Mr. Kohn was named Executive Vice President, Community Banking. He is a member of Chemical's Senior Leadership Team and has served as Vice President of the Chemical Bank Foundation's Board of Trustees since 2013.

Mr. Amat joined Chemical Bank in 1991. He was named Vice President and Regional Manager-Commercial Loans in 1998 and subsequently was promoted to Community President of Chemical's Niles Community Bank and then Community President of Chemical's Benton Harbor Community Bank. In 2007, he was promoted to Regional President-South and was responsible for bank operations in Benton Harbor, Niles, Kalamazoo, and Marshall/Albion. He was named Executive Vice President and Chief Risk Management Officer in 2012. He is a member of Chemical's Senior Leadership Team. Mr. Amat received his bachelor of business administration degree from Western Michigan University and his MBA from the University of Notre Dame. He is also a graduate of the American Bankers Association ("ABA") Graduate School of Banking and the ABA's National Commercial Lending School. Throughout his career he has served in a wide variety of civic and charitable leadership and Board positions, including the Lakeland Regional Health System, Berrien County Cancer Service, Niles-Buchanan YMCA, Krasl Art Center and United Way Campaign. He currently is a Board member of the Mid-Michigan Innovation Center and the United Way of Midland County.

Mr. Rathbun is a 28-year veteran of Chemical and has held leadership roles in a variety of positions, including corporate loan review, compliance and commercial lending. In 2003, he was promoted to Senior Vice President, Commercial Lending and four years later was named Community President of Chemical's Midland Community Bank and senior lender for Owosso, Clare and Midland Community Banks. He was named Regional President of the East Region in 2012. Mr. Rathbun is a member of Chemical's Senior Leadership Team and has served as Vice President of the Chemical Bank Foundation's Board of Trustees since 2013. A graduate of Ferris State University with a BS in Accounting, he is also a graduate of the ABA's Graduate National Compliance School and the Great Lakes Bay Region Leadership Institute. An active participant in the Midland community, he is currently a board member of the Michigan Baseball Foundation, Great Lakes Regional Alliance and a Trustee of the Delta College Foundation.

Ms. Kerber has been with Chemical since 1990. A 25-year veteran of the financial services industry, she has served Chemical in various leadership positions, including Regional President of Chemical’s West Region. In 2012, she was promoted to Executive Vice President and assumed leadership of Chemical's South Region as Regional President overseeing the Bank’s operations in Benton

Harbor, Niles, Kalamazoo, Marshall / Albion and Holland. Ms. Kerber is a member of Chemical's Senior Leadership Team and has served as President of the Chemical Bank Foundation's Board of Trustees since 2013. Ms. Kerber received her BBA and MBA degrees from Western Michigan University and is a graduate of the University’s Lee Honors College. She is an active member of the community, serving in many leadership and Board positions including previous service to the Grand Rapids Symphony, YMCA of Greater Grand Rapids, and current service to South Haven Hospital Foundation, Michigan’s Great Southwest Leadership Council, Cornerstone Alliance and City of South Haven Local Finance Development Authority.

Mr. DeVries joined Chemical upon the closing of the Monarch Community Bancorp, Inc. acquisition on April 1, 2015, where he had served since 2010 as Monarch's President and Chief Executive Officer. With a career spanning 34-years, to date, he has extensive experience in commercial and retail banking. Mr. DeVries received his BBA and MBA from Central Michigan University. Extremely active in the community, he has served as Chair of the Ypsilanti Area Chamber of Commerce, the Chair Elect of Washtenaw Development Council and the Washtenaw United Way Campaign and board member of the Ypsilanti Downtown Development Authority, Washtenaw Community College Foundation and the Lenawee Area Chamber for Economic Development.

Mr. Johnson is a 29-year veteran of the commercial banking industry. He joined Chemical as a result of the merger with the former Shoreline Financial Corporation in 2001. In 2003, he was named Chemical's First Vice President of Branch Administration and three years later was promoted to Executive Vice President and Director of Bank Operations. He is a member of Chemical's Senior Leadership Team. A graduate of Michigan State University and the ABA's Stonier Graduate School of Banking, Mr. Johnson is active in a wide range of civic and charitable affairs, including serving on the Boards of Directors of the Midland Center for the Arts and The Payments Authority. He is also a member of the Advisory Board for Mid-Michigan Community College School of Business and Economics and is a member of the Midland Habitat for Humanity Housing Committee.

Chemical Financial Corporation is the second largest banking company headquartered and operating branch banking offices in Michigan. The Corporation operates through its subsidiary banks, Chemical Bank and Monarch Community Bank (effective April 1, 2015), with 183 banking offices spread over 47 counties in Michigan. At March 31, 2015, the Corporation had total assets of 7.6 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about Chemical is available by visiting the investor relations section of its website at www.chemicalbankmi.com.